Exhibit 10.2




                                                               EXECUTION COPY




                             Dated 31 August 2005



                           GRANITE MASTER ISSUER PLC
                                  (as Issuer)


                                      and


                       MORGAN STANLEY & CO. INCORPORATED
                             (as Remarketing Bank)


                                      and


                              LLOYDS BANK TSB plc


                                      and


                     CANCARA ASSET SECURITISATION LIMITED
                          (as Conditional Purchaser)


                                      and


                               NORTHERN ROCK PLC
                 (as Northern Rock and as Issuer Cash Manager)




           ---------------------------------------------------------

                        CONDITIONAL PURCHASE AGREEMENT
                                  relating to
              $1,000,000,000 Series 2005-3 Class A Notes due 2054

           ---------------------------------------------------------




                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7631 7937

                               TABLE OF CONTENTS



1.   DEFINITIONS AND INTERPRETATION...........................................1

2.   AGREEMENTS BY THE CONDITIONAL PURCHASER, THE REMARKETING
     BANK AND THE ISSUER......................................................4

3.   REPRESENTATIONS AND WARRANTIES...........................................7

4.   UNDERTAKINGS.............................................................9

5.   CLOSING OF CONDITIONAL PURCHASE.........................................12

6.   FEES....................................................................12

7.   TERMINATION OF THIS AGREEMENT...........................................12

8.   TRANSFER................................................................13

9.   TIME....................................................................13

10.  COMMUNICATIONS..........................................................14

11.  NON-PETITION AND LIMITED RECOURSE.......................................15

12.  COUNTERPARTS............................................................17

13.  GOVERNING LAW AND JURISDICTION..........................................17

14.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999............................18

SCHEDULE 1 FORM OF EXTENSION REQUEST.........................................20

SCHEDULE 2 FORM OF NOTICE OF EXTENSION.......................................21

SCHEDULE 3 FORM OF CONDITIONAL PURCHASE ACTIVATION NOTICE....................22

SCHEDULE 4 CONDITIONS TO PURCHASE UNDER CLAUSE 2.2(d)(iii)...................24

THIS AGREEMENT is made on 31 August 2005

BETWEEN:

(1) GRANITE MASTER ISSUER PLC, a public limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Issuer");

(2) MORGAN STANLEY & CO. INCORPORATED, a corporation organised under the laws of the State of Delaware, whose registered office is at 1585 Broadway, New York, New York 10036 (the "Remarketing Bank");

(3) LLOYDS TSB BANK PLC, a public limited company incorporated under the laws of England and Wales, whose registered office is at 25 Gresham Street, London EC2V 7HN. ("Lloyds"), only for purposes of Clause 4.1(d) of this Agreement;

(4) CANCARA ASSET SECURITISATION LIMITED, a Jersey, Channel Islands entity with limited liability, whose registered office is at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands (the "Conditional Purchaser"); and

(5) NORTHERN ROCK PLC, a public limited company incorporated under the laws of England and Wales, whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its individual capacity ("Northern Rock") and in its capacity as Issuer Cash Manager (the "Issuer Cash Manager").

WHEREAS:

(A) The Issuer, the Conditional Purchaser, the Remarketing Bank, the Issuer Cash Manager and Northern Rock wish to record the arrangements agreed between them in relation to an issue of $1,000,000,000 in aggregate principal amount of Series 2005-3 Class A Notes due 2054 (the "Class A Notes") which expression shall, where the context permits, include the Global Class A Note Certificate and any Individual Class A Note Certificates issued in exchange for the Global Class A Note Certificate which will be constituted by the Issuer Trust Deed (as defined below) and secured in the manner set out in the Issuer Deed of Charge (as defined below).

(B) Pursuant to a remarketing agreement (the "Remarketing Agreement") between, inter alios, the Issuer and the Remarketing Bank, the Remarketing Bank has been appointed to use its reasonable efforts prior to the service of a Remarketing Termination Notice to identify third party purchasers of the Class A Notes to acquire the Class A Notes from the then current holders of the Class A Notes on each Transfer Date up to and including the Transfer Date occurring in August 2009. The Remarketing Bank will also facilitate the transfers of the Class A Notes on each Transfer Date. The Conditional Purchaser will agree on the terms of this Agreement to purchase certain Class A Notes on a Transfer Date.

1.       DEFINITIONS AND INTERPRETATION

1.1 For purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent.

         "Conditional Purchase Activation Notice" has the meaning given to it in Clause 2.2(b) of this Agreement.

         "Conditional Purchase Commitment" has the meaning given to it in Clause 2.2(a) of this Agreement.

         "Conditional Purchase Commitment Period" means, subject to extension pursuant to Clause 2.1, the period from and including 31 August, 2005 to 30 August, 2006 (or, if that day is not a Business Day, the immediately preceding Business Day) and, thereafter, if the Conditional Purchase Commitment is renewed pursuant to Clause 2.1, each 364-day period extending from but not including the last day of the preceding Conditional Purchase Commitment Period to and including the date that is specified in the Notice of Extension most recently served.

         "Conditional Purchase Loss Event" means the debiting of an amount to the Principal Deficiency Ledger in relation to any Class A Notes of any Series issued by the Issuer.

         "Conditional Purchaser Process Agent" has the meaning given to it in Clause 13.3 of this Agreement.

         "Eligible Transferee" has the meaning given to it in Clause 8 of this Agreement.

         "Extension Request" has the meaning given to it in Clause 2.1(b) of this Agreement.

         "Fee Letter" means the fee letter referred to in Clause 6 of this Agreement.

         "Global Class A Note Certificate" means the note certificate representing the Class A Notes in global form.

         "Indemnified Party" and "Indemnified Person" has the meaning given to it in Clause 4.2(a) of this Agreement.

         "Individual Class A Note Certificates" means the note certificates representing the Class A Notes in definitive form.

         "Issuer Deed of Charge" means the deed of charge entered into on 19 January, 2005 between, inter alios, the Issuer, the Issuer Security Trustee and the Note Trustee.

         "Issuer Trust Deed" means the trust deed entered into on 19 January, 2005 between the Issuer and the Note Trustee.

         "Note Event of Default" means, in relation to the Class A Notes, the occurrence of an event of default as specified in Condition 9 of the terms and conditions of the Class A Notes.

         "Notes" means the notes constituted by the Issuer Trust Deed.

         "Notice of Extension" has the meaning given to it in Clause 2.1(c) of this Agreement.

         "Proceedings" has the meaning given to it in Clause 13.2 of this Agreement.

         "Ratings Downgrade" means (i) with respect to the initial Conditional Purchaser only, the downgrade of the short-term ratings of the commercial paper notes issued by the initial Conditional Purchaser below A-1+ by Standard & Poor's or P-1 by Moody's, and

         (ii) with respect to any replacement Conditional Purchaser appointed pursuant to the Remarketing Agreement or any Eligible Assignee who becomes a party to this Agreement pursuant to Clause 8, the downgrade of the short-term ratings of such replacement Conditional Purchaser or Eligible Assignee below A-1+ by Standard & Poor's, P-1 by Moody's or F-1+ by Fitch.

         "Relevant Documents" means this Agreement and the Remarketing
         Agreement.

         "Settlement Account" has the meaning given to it in the Remarketing Agreement.

         "Unremarketed Notes" means:

         (i) prior to the service of a Remarketing Termination Notice, and with respect to a Transfer Date, all of the Tendered Notes that will be Outstanding on such Transfer Date for which the Remarketing Bank has not identified purchasers by the end of the applicable Remarketing Period in accordance with the Remarketing Agreement;

         (ii) at any time after the service of a Remarketing Termination Notice, other than based on a Remarketing Termination Event specified in Clauses 5.1(a) or (d) of the Remarketing Agreement, all of the Class A Notes (other than Class A Notes then held by the Conditional Purchaser) Outstanding on the Transfer Date immediately following the occurrence of the relevant Remarketing Termination Event, after giving effect to the application of Available Principal Receipts on that Transfer Date; and

         (iii) with respect to the Transfer Date occurring in August 2010, all of the Class A Notes (other than Class A Notes then held by the Conditional Purchaser) Outstanding on that Transfer Date, after giving effect to the application of Available Principal Receipts on that Transfer Date.

1.2 Capitalised terms used herein and not otherwise defined herein or pursuant hereto, unless the context otherwise requires, shall have the meanings given to them in the Programme Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on January 19, 2005 and the Issuer Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on January 19, 2005 (each as amended, varied or supplemented from time to time), each of which is incorporated into this Agreement by reference.

1.3      In this Agreement:

         (a) words denoting the singular number only shall include the plural number also and vice versa;

         (b)  words denoting one gender only shall include the other genders;

         (c) words denoting persons only shall include firms and corporations and vice versa;

         (d) references to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment;

         (e) references to any agreement or other document shall be deemed also to refer to such agreement or document as amended, varied, supplemented, restated or novated from time to time;

         (f) clause, paragraph and schedule headings are for ease of reference only;

         (g) reference to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted to the extent such amendment or re-enactment is substantially to the same effect as such statute on the date hereof;

         (h) reference to a time of day, unless otherwise specified, shall be construed as a reference to London time; and

         (i) references to any person include references to their successors, including, without limitation, an entity which assumes the rights and obligations of the relevant person by operation of the law of the jurisdiction of incorporation or domicile of such person.

2.       AGREEMENTS BY THE CONDITIONAL PURCHASER, THE REMARKETING BANK
         AND THE ISSUER

2.1      Term of Conditional Purchase Commitment

         (a) The Conditional Purchaser makes this Conditional Purchase Commitment to the Remarketing Bank.

         (b) Save as otherwise provided in this Agreement, the Issuer Cash Manager or the Remarketing Bank may deliver, not more than sixty
              (60) days and not less than forty (40) days before the end of each Conditional Purchase Commitment Period, to the Conditional Purchaser an irrevocable request in writing to extend the Conditional Purchase Commitment Period, substantially in the form of Schedule 1 hereto (an "Extension Request") to the date that is not more than 364 days following the last day of the current Conditional Purchase Commitment Period.

         (c) If the Conditional Purchaser wishes to accept an Extension Request then it shall deliver, by not less than 30 days before the last day of the current Conditional Purchase Commitment Period, to the Issuer Cash Manager and the Remarketing Bank an irrevocable notice, substantially in the form of Schedule 2 hereto ("Notice of Extension") that the Conditional Purchaser has consented to the Extension Request and specifying the last day of the extended Conditional Purchase Commitment Period agreed to thereby. Failure to deliver such a Notice of Extension by the day referred to above shall be deemed a refusal to grant an extension of the Conditional Purchase Commitment Period.

         (d) The Conditional Purchaser is not obliged to agree to extend the Conditional Purchase Commitment Period and in no event (unless otherwise agreed in writing by the parties to this Agreement) will it be extended beyond the Transfer Date occurring in August 2010. The initial Conditional Purchaser will not extend the Conditional Purchase Commitment Period unless Standard

              & Poor's and Moody's have confirmed in writing that the then current rating of the commercial paper issued by the initial Conditional Purchaser will not be downgraded or withdrawn as a consequence of the extension of the Conditional Purchase Commitment. If the Conditional Purchaser does not extend its Conditional Purchase Commitment, the Issuer will cause notice of this fact to be given to the Class A Noteholders.

         (e) The Remarketing Bank agrees to deliver an Extension Request to the Conditional Purchaser prior to each Transfer Date through and including the Transfer Date occurring in August 2009, pursuant to Clause 2.1(b) above, unless instructed otherwise by the Issuer Cash Manager.

2.2      Conditional Purchase by the Conditional Purchaser

         (a) The Conditional Purchaser agrees to purchase Unremarketed Notes on the Transfer Date falling in each Conditional Purchase Commitment Period at the Transfer Price payable on that Transfer Date, on the terms of this Agreement and the Remarketing Agreement, as specified in the Conditional Purchase Activation Notice described in this Clause and delivered in respect of that Transfer Date (the "Conditional Purchase Commitment"). The Transfer Price payable upon the exercise of the Conditional Purchase Commitment shall not, on any Transfer Date, exceed the lesser of (a) $1,000,000,000 minus the aggregate Principal Amount Outstanding of the Class A Notes previously purchased by the Conditional Purchaser and then held by the Conditional Purchaser and (b) the Transfer Price payable in respect of the Unremarketed Notes referred to in the Conditional Purchase Activation Notice issued in respect of that Transfer Date.

         (b) If, on any Transfer Date, the Conditional Purchase Commitment is to be exercised, the Remarketing Bank will give notice to the Conditional Purchaser in writing, substantially in the form of
              Schedule 3 hereto (a "Conditional Purchase Activation Notice") in accordance with Clause 3.7 of the Remarketing Agreement, which notice shall be irrevocable. Pursuant to Clause 3.7 of the Remarketing Agreement, the Issuer Cash Manager may deliver a Conditional Purchaser Activation Notice to the Conditional Purchaser if the Remarketing Bank does not. The Conditional Purchaser agrees to purchase, on a Transfer Date, all of the Unremarketed Notes specified in the Conditional Purchase Activation Notice delivered in respect of that Transfer Date, in accordance with the provisions of this Agreement.

         (c)  A Conditional Purchase Activation Notice shall specify:

              (i) the Principal Amount Outstanding of Unremarketed Notes that the Conditional Purchaser is obliged to purchase on the Transfer Date specified therein;

              (ii) the Transfer Price payable by the Conditional Purchaser to or at the direction of the Remarketing Bank on the Transfer Date specified therein; and

              (iii) that the Remarketing Bank has not received notice from the Issuer Cash Manager that any of the events specified in Clause 2.2(d) below has occurred and is continuing and the Remarketing Bank is otherwise not aware that any of the events in Clause 2.2(d) below has occurred and is continuing.

         (d) The obligation of the Conditional Purchaser to purchase the Unremarketed Notes on any Transfer Date shall be subject to the conditions that:

              (i)    no Note Event of Default has occurred and is continuing;

              (ii) no Conditional Purchase Loss Event has occurred and is continuing;

              (iii)  no event specified in paragraphs (A) through (F) in
                     Schedule 4 hereto has occurred and is continuing;

              (iv) the rating of the Class A Notes has not been downgraded as at such date to "CCC" or lower by Standard & Poor's and "Caa1" or lower by Moody's; and

              (v) the Conditional Purchaser shall have received notice from the Issuer Cash Manager that there will be sufficient Issuer Available Revenue Receipts to pay all amounts of interest on the Class A Notes scheduled to be paid on such Transfer Date, in each case (except in respect of clause (v) above), on the date that the Conditional Purchase Activation Notice is delivered to the Conditional Purchaser and on such Transfer Date.

         (e) The Conditional Purchase Commitment shall terminate upon the earlier of (i) the redemption in full of the Class A Notes and
              (ii) if not extended in accordance with Clause 2.1, the last day of the current Conditional Purchase Commitment Period.

2.3      Conditions Precedent

         The conditions precedent to the Conditional Purchaser entering into this Agreement are:

         (a)  Executed Copies of Relevant Documents and other documents

              On or prior to the Closing Date there having been delivered to the Conditional Purchaser executed copies by all parties thereto of the Relevant Documents, the Fee Letter, the Swap Agreement in respect of the Series 2005-3 Class A Notes and the Series 2005-3 Loan Tranche Supplement;

         (b)  Legal Opinions

              On or prior to the Closing Date, there having been delivered to the Conditional Purchaser copies of opinions with respect to the enforceability of the Relevant Documents, in form and substance satisfactory to the Conditional Purchaser, dated the Closing Date, of Sidley Austin Brown & Wood, legal advisers as to English law to Northern Rock and Allen & Overy LLP, legal advisers as to English law to the Remarketing Bank;

         (c)  Certified Constitutional Documents

              On or prior to the Closing Date, there having been delivered to the Conditional Purchaser a copy, certified by a duly authorised director or the company secretary, as applicable, of the Issuer of (i) the Memorandum and Articles of Association of the Issuer;
              (ii) the resolution of the Board of Directors of the Issuer authorising the execution of the Relevant Documents and the Fee Letter and the entry into and performance of the transactions contemplated thereby; and the issue of the Class A Notes and the entry into and performance of the transactions contemplated thereby;

         (d)  Note Event of Default

              No Note Event of Default has occurred which is continuing on the Closing Date; and

         (e)  Ratings

              On or prior to the Closing Date, receipt of notification from Fitch, Moody's and Standard & Poor's that the long-term ratings for the Class A Notes of AAA/Aaa/AAA and the short-term ratings of A-1+/P-1/F1+ by Standard & Poor's, Moody's and Fitch, respectively, have been assigned either without conditions or subject only to the execution and delivery on or before the Closing Date of the Relevant Documents and any other applicable Transaction Documents.

3.       REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of Northern Rock and the Issuer

         (a) Northern Rock represents and warrants to the other parties to this Agreement as at the date of this Agreement that:

              (i) the execution of Relevant Documents to which it is a party and the performance of the terms thereof by it have been duly authorised by it and that such Relevant Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganisation, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

              (ii) the execution and delivery by it of the Relevant Documents and the performance by it of the terms of such Relevant Documents will not infringe any existing law or regulation and are not contrary to the provisions of its Memorandum and Articles of Association;

              (iii) all consents and approvals of any court, government department or other regulatory body in any jurisdiction to which it is subject, required for the execution and delivery by it of the Relevant Documents and the performance by it of the terms of such Relevant Documents have been obtained and are in full force and effect; and

              (iv) it is duly incorporated as a public limited company under the laws of England and Wales.

         (b) The Issuer represents and warrants to the other parties to this Agreement as at the date of this Agreement that:

              (i) the execution of the Relevant Documents, the Fee Letter and the Transaction Documents to which it is a party and the performance of the terms thereof by it have been duly authorised by it and on the Closing Date such Relevant Documents, Fee Letter and the Transaction Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganisation, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

              (ii) the execution and delivery by it of the Relevant Documents, the Fee Letter and the Transaction Documents and the performance by it of the terms of such Relevant Documents, Fee Letter and the Transaction Documents will not (A) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Issuer or any agreement or instrument to which the Issuer is a party or by which any of its assets or properties is bound, or (B) infringe any applicable law or regulation;

              (iii) all consents and approvals of any court, government department or other regulatory body in any jurisdiction to which it is subject, required for the execution and delivery by it of the Relevant Documents and the Fee Letter and the performance by it of the terms of such Relevant Documents and Fee Letter have been obtained and are in full force and effect;

              (iv) it is duly incorporated as a public limited company under the laws of England and Wales;

              (v) the creation, sale and issue of the Class A Notes have been duly authorised by the Issuer and, when executed and authenticated in accordance with the Supplemental Issuer Trust Deed and the Issuer Paying Agent and Agent Bank Agreement, the Class A Notes will constitute legal, valid and binding obligations of the Issuer and the Supplemental Issuer Trust Deed will have been duly qualified under the Trust Indenture Act; and

              (vi) no event has occurred or circumstance arisen which, had the Class A Notes already been issued, would constitute a Note Event of Default as set out in the Terms and Conditions of the Class A Notes.

3.2      Representations and Warranties of the Conditional Purchaser

         The Conditional Purchaser represents and warrants to the other parties to this Agreement that the Conditional Purchaser has the requisite power and authority to enter into each Relevant Document to which it is a party on the terms on which it is made and all requisite corporate authority has been taken for it to enter into such agreement and to perform the matters envisaged thereby at the requisite time and such agreement will constitute a valid and legally binding obligation, enforceable against the Conditional Purchaser in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganisation, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.

4.       UNDERTAKINGS

4.1      (a)  Northern Rock undertakes to the Conditional Purchaser that it will:

              (i) indemnify and hold harmless the Conditional Purchaser on an after tax basis (and each of its officers, directors or employees and each person by whom it is controlled for the purposes of the Securities Act) from and against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees to the extent permitted by Clause 4.3 and any applicable value added tax) which it may incur as a result or arising out of or in relation to any inaccuracy or alleged inaccuracy contained in, or any breach or alleged breach of, any of the representations and warranties in Clause 3.1 or any breach or alleged breach of any of the undertakings in Clause 4.1;

              (ii) furnish to the Conditional Purchaser on the date hereof a copy of the Prospectus certified by a duly authorised officer of the Issuer and, without charge, such additional number of copies of the Prospectus as the Conditional Purchaser may reasonably request; and

              (iii) indemnify and hold harmless Lloyds, the directors, officers, employees and agents of Lloyds and each person who controls Lloyds within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Lloyds Indemnified Person") against any and all losses, claims, damages or liabilities, to which it may become subject, including without limitation any such losses, claims, damages or liabilities arising under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus dated 26 August 2005 (or any amendment or supplement thereto) or any preliminary prospectus (such prospectus, as amended or supplemented and any preliminary prospectus, the "Prospectus") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such Lloyds Indemnified Person, as incurred, for any legal or other reasonable expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Northern Rock will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus in reliance upon and in conformity with written information furnished to Northern Rock by or on behalf of the Conditional Purchaser or Lloyds specifically for inclusion therein. Northern Rock further agrees to reimburse each Lloyds Indemnified Person for any legal and other expenses reasonably incurred by such Lloyds Indemnified Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred.

         (b)  The Issuer Cash Manager undertakes that it will:

              (i) notify the Remarketing Bank and the Conditional Purchaser on the fifth (5th) Business Day prior to each Transfer Date by 10:00 am (London time) if any of the conditions specified in Clause 2.2(d) has not been satisfied;

              (ii) on the fifth (5th) Business Day prior to each Transfer Date by 10:00 am (London time) provide notice to the Remarketing Bank and the Conditional Purchaser as to whether or not there will be sufficient Issuer Available Revenue Receipts to pay all amounts of interest on the Class A Notes scheduled to be paid on such Transfer Date;

              (iii) notify the Conditional Purchaser as soon as it becomes aware of any downgrade of the rating of the Class A Notes by any Rating Agency, and of any notice received from a Rating Agency advising that the Class A Notes have been placed under review for possible downgrade; and

              (iv) notify the Conditional Purchaser of the occurrence of a Note Event of Default within ten (10) Business Days of obtaining actual knowledge thereof.

         (c) The Conditional Purchaser undertakes to the Remarketing Bank and the Issuer Cash Manager that it will notify Fitch of any replacement of its liquidity provider(s) and of any addition of a liquidity provider.

         (d) Lloyds undertakes to indemnify and hold harmless Northern Rock and the Remarketing Bank, their respective directors, officers, employees and agents and each person who controls Northern Rock and the Remarketing Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Person") against any and all losses, claims, damages, liabilities or actions to which it may become subject, under any national, federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Specified Disclosure in the prospectus dated 26

              August 2005 (or any amendment or supplement thereto) or any preliminary prospectus, and agrees to reimburse each such Indemnified Person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending or preparing to defend any such loss, claim, damage, liability or action.

         For purposes of this Clause 4.1(d), "Specified Disclosure" means the information in the eleventh (11th) and twelfth (12th) paragraphs and the second sentence of the fourteenth (14th) paragraph under "Risk factors - Risks relating to remarketing and conditional purchase arrangements" beginning on page S-11 of the Prospectus and the information in the third (3rd ), fourth (4th) and fifth (5th) paragraphs under "The conditional purchaser" on page S-23 of the Prospectus.

4.2 If any claim, demand or action is brought or asserted under Clauses 4.1(a)(i), 4.1(a)(iii) or 4.1(d) (each a "Claim"), the following provisions shall apply:

         (a) Notification: the Conditional Purchaser or Lloyds, as the case may be (the "Indemnified Person") shall promptly notify Northern Rock (here the "Indemnifying Party") as soon as reasonably practicable after becoming aware of a Claim (but failure to do so shall not relieve the Indemnifying Party from liability);

         (b) Assumption of defence: the Indemnifying Party shall, subject to Clause 4.4, be entitled to assume the defence of the relevant Claim including the retention of legal advisers approved by each Indemnified Person (which shall not be unreasonably withheld or delayed), subject to the payment by the Indemnifying Party of all legal and other expenses of such defence; and

         (c) Separate representation: if the Indemnifying Party assumes the defence of the relevant Claim, each Indemnified Person shall be entitled to retain separate legal advisers and to participate in such defence but the legal or other expenses incurred in so doing shall, subject to Clause 4.4, be borne by such Indemnified Person unless the Indemnifying Party has specifically authorised such retention or participation.

4.3 Notwithstanding Clause 4.2, the Indemnified Person may retain separate legal advisers in each relevant jurisdiction and direct the defence of the relevant Claim. The Indemnifying Party shall reimburse the Indemnified Person for any legal or other expenses reasonably so incurred if:

         (a) Indemnifying Party's failure: the Indemnifying Party (having assumed such defence) fails properly to make such defence or to retain for such purpose legal advisers approved by such Indemnified Person;

         (b) Conflict of interest: such Indemnified Person has reasonably concluded that the use of any legal advisers chosen by the Indemnifying Party to represent such Indemnified Person would present such legal advisers with a conflict of interest; or

         (c) Different defences: the actual or potential defendants in, or targets of, such Claim include both the Indemnifying Party and such Indemnified Person and such Indemnified Person has reasonably concluded that there are legal defences available to it which are different from or additional to those available to the Indemnifying Party.

4.4 The Indemnifying Party shall not, without the prior written consent of the Indemnified Person, settle or compromise, or consent to the entry of judgement with respect to, any pending or threatened Claim (irrespective of whether any Indemnified Person is an actual or potential defendant in, or target of, such Claim) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of the matters which are the subject of such claim. The Indemnifying Party shall not be liable to indemnify any Indemnified Person where the relevant Claim has been settled or compromised without its written consent (which shall not be unreasonably withheld).

4.5 The rights and remedies conferred upon the Conditional Purchaser and Lloyds under this Clause shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the purchase of, and payment for, the Class A Notes and regardless of any investigation made by the Conditional Purchaser or Lloyds, as the case may be.

5.       CLOSING OF CONDITIONAL PURCHASE

5.1      Payment

         As soon as is practicable in the working day in New York on each Transfer Date on which the Conditional Purchaser is required to purchase Unremarketed Notes, the Conditional Purchaser will pay or cause to be paid to or at the direction of the Remarketing Bank the Transfer Price in respect of the Unremarketed Notes specified in the Conditional Purchase Activation Notice applicable to such Transfer Date. The Remarketing Bank will hold the Transfer Price in the manner contemplated by Clause 3.13 of the Remarketing Agreement pending completion of the transfer of the Unremarketed Notes in accordance with Clause 5.2.

5.2      Transfer

         The Remarketing Bank will procure the transfer of interests in the Unremarketed Notes to the Settlement Account and will hold those interests in accordance with Clause 3.13 of the Remarketing Agreement and deliver them to the Conditional Purchaser against payment of the relevant Transfer Price.

6.       FEES

         In consideration of the agreement by the Conditional Purchaser to make the Conditional Purchase Commitment, the Issuer agrees to pay or procure the payment to the Conditional Purchaser of a commitment fee as agreed in a fee letter of even date herewith between the Issuer and the Conditional Purchaser. Such fee will be paid by the Issuer in accordance with the paragraph (C) of the Issuer Pre-Enforcement Revenue Priority of Payments and the Issuer shall only be liable to pay such fee from and to the extent of such funds.

7.       TERMINATION OF THIS AGREEMENT

7.1      Termination of this Agreement

         Notwithstanding anything contained herein, this Agreement shall terminate when the Conditional Purchase Commitment terminates by virtue of Clause 2.2(e).

7.2      Consequences of Termination of this Agreement

         Upon such termination in accordance with Clause 7.1 this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that (i) Northern Rock shall remain liable under Clause 4.1(a)(i) to indemnify the Conditional Purchaser in accordance with the terms thereof for any breach of any representation or warranty provided such breach has occurred prior to the termination of this Agreement; and (ii) the indemnities provided by Northern Rock in Clause 4.1(a)(iii) and by Lloyds in Clause 4.1(d) shall not so terminate.

8.       TRANSFER

         (a) By written notice to Northern Rock and the Remarketing Bank, the Conditional Purchaser may at any time after the date of this Agreement transfer to any Person having short-term debt ratings of A-1+ by Standard & Poor's, P-1 by Moody's and F-1+ by Fitch as at the date of such transfer (each such Person, an "Eligible Transferee") all of its rights and obligations under this Agreement (including, without limitation, all of its Conditional Purchase Commitment). The Conditional Purchaser may not transfer any of its rights or obligations hereunder without:

              (i) the prior written consent of Northern Rock and the Remarketing Bank; and

              (ii) a confirmation from each Rating Agency that the then current ratings of the Class A Notes will not be downgraded or withdrawn as a result of such transfer.

         (b) Subject to the satisfaction of the conditions set forth in Clause 8(a), from and after the effective date specified in the written notice given by the Conditional Purchaser to Northern Rock and the Remarketing Bank:

              (i) the transferor Conditional Purchaser shall be released from further obligations under this Agreement and its rights under this Agreement shall be cancelled;

              (ii) the Eligible Transferee shall acquire the same rights and assume the same obligations in place of the transferor Conditional Purchaser expressed to be the subject of the transfer in the written notice given by the Conditional Purchaser; and

              (iii) the Eligible Transferee shall become a party hereto as the "Conditional Purchaser", and all references to the Conditional Purchaser shall be construed accordingly.

9.       TIME

         Any date or period specified herein (excluding, subject to extension pursuant to Clause 2.1, the Conditional Purchase Commitment Period) may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

10.      COMMUNICATIONS

         Any communication shall be given by letter, or by telex or facsimile transmission, or by telephone and shall be sent:

         (a)  if to the Issuer, to it at:

              Granite Master Issuer plc
              Fifth Floor
              100 Wood Street
              London EC2V 7EX

              Fax:        +44 (0) 20 7606 0643
              Attention:  The Company Secretary

         (b)  if to Northern Rock or to the Issuer Cash Manager, to it at:

              Northern Rock plc
              Northern Rock House
              Gosforth
              Newcastle upon Tyne  NE3 4PL

              Fax:        +44 (0) 191 279 4929
              Attention:  Securitisation, Risk Operations

         (c)  if to the Conditional Purchaser, to it at:

              Cancara Asset Securitisation Limited
              26 New Street, St. Helier
              Jersey  JE2 3RA
              Channel Islands

              Fax:        +44 (0)1534 814 815
              Attention:  Bedell SPV - Administration

              with a copy to:

              Securitisation
              Lloyds TSB Bank plc
              Faryner's House
              25 Monument Street
              London  EC2R 8BQ

              Fax:        +44(0) 20 7418 3881
              Attention:  Head of Securitisation

         (d)  if to Lloyds, to it at:

              Lloyds TSB Bank plc

              1251 Avenue of the Americas
              39th Floor
              New York, NY 10020
              USA

              Fax:        +212 930 5098
              Attention:  Director Structured Finance New York

         (e)  if to the Remarketing Bank, to it at:

              1585 Broadway
              New York New York 10036

              Fax:        +212 761 0587
              Attention:  Head of Short Term Fixed Income Sales

         Any such communication shall take effect, in the case of a letter, at the time of delivery, in the case of telex or facsimile transmission, at the time of dispatch or, in the case of telephone, when made.

         Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication. No communication pursuant to Clauses 2.1 or 2.2 may be made other than in writing, including via facsimile, and will be deemed received on actual receipt by the Conditional Purchaser.

11.      NON-PETITION AND LIMITED RECOURSE

11.1     (a)  Each of the parties hereto (other than the Issuer) undertakes to the Issuer that, it shall not until the expiry of one year and one day after the payment of all sums outstanding and owing under all Notes issued by the Issuer from time to time, take any corporate action or other steps or legal proceedings for the winding up, dissolution, arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Issuer or any or all of its assets or revenues, petition or commence proceedings for the administration or winding-up of the Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Issuer.

         (b) Each of the parties hereto (other than the Conditional Purchaser) undertakes to the Conditional Purchaser that it shall not until the expiry of one year and one day after the latest maturing commercial paper note issued by the Conditional Purchaser is paid in full, take any corporate action or other steps or legal proceedings for the winding up, dissolution, arrangement, reconstruction, reorganisation or similar proceedings or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Conditional Purchaser or any or all of its assets or revenues, petition or commence proceedings for the administration or winding-up of the Conditional Purchaser (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Conditional Purchaser.

         The provisions of this Clause 11.1 shall survive the termination of this Agreement.

11.2 Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Conditional Purchaser under this Agreement are solely the obligations of the Conditional Purchaser and shall be payable by the Conditional Purchaser solely as provided in this Clause 11.2. Each of the parties to this Agreement (other than the Conditional Purchaser) agrees that the Conditional Purchaser shall only be required to pay (a) any liabilities that it may incur under this Agreement, subject to the Conditional Purchaser having funds available in accordance with the payment priorities set out in
         Section 3(a)(v) of the Issuing and Paying Agency Agreement dated as of December 6, 2002 among the Conditional Purchaser and JPMorgan Chase Bank, N.A. as Issuing and Paying Agent (as amended, supplemented or otherwise modified from time to time, the "Issuing and Paying Agency Agreement"), and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement, subject to funds being available for such purpose in accordance with the payment priorities set out in Section 3(a)(v) of the Issuing and Paying Agency Agreement.

         To the extent permitted by law, no recourse under any obligation, covenant or agreement of any person contained in this Agreement shall be had against any shareholder, officer, agent, affiliate or director of the Issuer or the Conditional Purchaser, by the enforcement of any assessment or by any legal proceedings, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Issuer and the Conditional Purchaser expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents, affiliates or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Issuer or the Conditional Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent, affiliate or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of wilful misconduct or fraudulent actions or omissions taken by them.

         The provisions of this Clause 11.2 shall survive the termination of this Agreement.

11.3 The Conditional Purchaser is not, by reason of entering into this Agreement and providing its commitment hereunder, offering any securities under the Prospectus or in relation to the Class A Notes issued by the Issuer. The Conditional Purchaser is not involved in the remarketing of the Class A Notes issued by the Issuer, and has no obligation to remarket the Class A Notes. Its commitment to purchase can be called upon by the Remarketing Bank only in accordance with the Remarketing Agreement. The Conditional Purchaser is not soliciting any offers to buy the Class A Notes issued by the Issuer. The Conditional Purchaser's commercial paper notes have not and will not be registered under the Securities Act and may not be offered or sold in the United

         States absent registration or an applicable exemption from registration requirements.

12.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument, provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed as delivered in the place where such last party executed this Agreement.

13.      GOVERNING LAW AND JURISDICTION

13.1     Governing Law

         This Agreement shall be governed by and construed in accordance with English law.

13.2     Jurisdiction

         The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts. The parties to this Agreement hereby irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the parties to this Agreement and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

13.3     Service of Process

         The Conditional Purchaser irrevocably appoints SPV Management Limited of Tower 42, International Financial Centre, 25 Old Broad Street, London EC 2N 1HQ (the "Conditional Purchaser Process Agent") to receive, for it and on its behalf, service of process in any proceedings in England. Such service shall be deemed completed on delivery to the Conditional Purchaser's Process Agent (whether or not it is forwarded to and received by the Conditional Purchaser). If for any reason the Conditional Purchaser's Process Agent ceases to act as such or no longer has an address in England, the Conditional Purchaser irrevocably agrees to appoint a substitute process agent acceptable to each of the Issuer and the Issuer Cash Manager and shall immediately notify each of the Issuer and the Issuer Cash Manager of such appointment. Nothing shall affect the right to service process in any other manner permitted by law.

14.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement but this does not affect any rights or remedy of any person which exists or is available apart from that Act.

In witness whereof, this Agreement has been entered into on the date stated at the beginning.



GRANITE MASTER ISSUER PLC
(as Issuer)

By:



NORTHERN ROCK PLC

By:



NORTHERN ROCK PLC
(as Issuer Cash Manager)

By:





CANCARA ASSET SECURITISATION LIMITED
(as Conditional Purchaser)

By:





MORGAN STANLEY & CO. INCORPORATED
(as the Remarketing Bank)

By:

LLOYDS TSB BANK PLC
(only for purposes of Clause 4.1(d) of this Agreement)



By:

                                  SCHEDULE 1
                           FORM OF EXTENSION REQUEST

                    [on letterhead of the Remarketing Bank]

                                                                     [DATE]

To: Cancara Asset Securitisation Limited

Fax:         +1534 814815
Attention:   Bedell SPV - Administration

Ladies and Gentlemen:

We refer to the Conditional Purchase Agreement dated 31 August, 2005 (as amended from time to time, the "Agreement") among Granite Master Issuer plc, as Issuer, Cancara Asset Securitisation Limited (the "Conditional Purchaser"), Morgan Stanley & Co. Incorporated (the "Remarketing Bank"), Lloyds TSB Bank plc and Northern Rock plc, in its individual capacity and as Issuer Cash Manager. Terms and expressions defined herein shall bear the meanings ascribed to such terms in the Agreement or, if not defined therein, in the Programme Master Definitions Schedule referred to in the Agreement.

Pursuant to Clause 2.1(b) of the Agreement, we, as the Remarketing Bank, hereby irrevocably request the Conditional Purchaser to extend the Conditional Purchase Commitment Period to [ ].

                                     Yours faithfully,

                                     MORGAN STANLEY & CO. INCORPORATED,
                                     as Remarketing Bank



                                     By_____________________________



                                     Name:


                                     Title:

                                  SCHEDULE 2
                          FORM OF NOTICE OF EXTENSION

                 [on letterhead of the Conditional Purchaser]

                                                                     [DATE]

Northern Rock plc, as Issuer Cash Manager
Northern Rock House, Gosforth
Newcastle upon Tyne  NE3 4PL

Morgan Stanley & Co. Incorporated, as Remarketing Bank
1585 Broadway
New York, New York 10036
Attention: Head of Securitisation



Ladies and Gentlemen:

We refer to the Conditional Purchase Agreement dated 31 August, 2005 (as amended from time to time, the "Agreement") among Granite Master Issuer plc, as Issuer, Cancara Asset Securitisation Limited (the "Conditional Purchaser"), Morgan Stanley & Co. Incorporated (the "Remarketing Bank"), Lloyds TSB Bank plc and Northern Rock plc, in its individual capacity and as Issuer Cash Manager. Terms and expressions defined herein shall bear the meanings ascribed to such terms in the Agreement or, if not defined therein, in the Programme Master Definitions Schedule referred to in the Agreement.

Pursuant to Clause 2.1(c) of the Agreement, we, as the Conditional Purchaser
hereby consent to the Extension Request dated [         ]. The new Conditional
Purchaser Commitment Period shall commence on [o] and end on [o].

                                   Yours faithfully,

                                   CANCARA ASSET SECURITISATION
                                   LIMITED, as Conditional Purchaser



                                   By________________________________


                                   Name:


                                   Title:

                                  SCHEDULE 3
                FORM OF CONDITIONAL PURCHASE ACTIVATION NOTICE

                  [on the letterhead of the Remarketing Bank]



To:  Cancara Asset Securitisation Limited

Fax:  +1534 814815
Attention:  Bedell SPV - Administration

[ Date ]

Dear Sirs

Granite Master Issuer plc
$1,000,000,000 Class A Notes due 2054


All terms used herein shall have the meanings specified in or by reference to the Conditional Purchase Agreement entered into on 31 August 2005 between, inter alios, the Issuer, Northern Rock plc and Cancara Asset Securitisation Limited (the "Agreement").

In respect of the Transfer Date occurring on [ ], the Remarketing Bank delivers this Conditional Purchase Activation Notice pursuant to Clauses 2.2(b) and 2.2(c) of the Agreement, and hereby confirms that:

(a) there will be U.S.$[ ] aggregate Principal Amount Outstanding of Unremarketed Notes on such Transfer Date;

(b) the Transfer Price on the above Transfer Date is U.S.$[ ] and is to be paid to the following account: [ ];

(c) the Remarketing Bank has not received notice from the Issuer Cash Manager that any of the events specified in Clause 2.2(d) of the Agreement has occurred and is continuing and the Remarketing Bank is otherwise not aware that any of the events in such Clause 2.2(d) has occurred and is continuing;

(e) the Unremarketed Notes to be purchased are identified in the schedule at the end of this notice; and

(f) the Remarketing Bank will procure the transfer of interests in the Unremarketed Notes to the Settlement Account and will hold those interests in accordance with Clause 3.13 of the Remarketing Agreement and deliver them to you against payment of the Transfer Price.

Yours faithfully,



MORGAN STANLEY & CO. INCORPORATED

By:
    ---------------------------------------------------

Name:

Title:


Copy to:
Northern Rock plc, as Issuer Cash Manager
Northern Rock House, Gosforth
Newcastle upon Tyne  NE3 4PL

Fax:        +44 (0) 191 279 4929
Attention:  Securitisation, Risk Operations

Granite Master Issuer plc
Fifth Floor
100 Wood Street
London EC2V 7EX

Fax No:     +44 (0) 20 76060643
Attention:  The Company Secretary

SCHEDULE OF CLASS A NOTES TO BE PURCHASED:

                                  SCHEDULE 4
                CONDITIONS TO PURCHASE UNDER CLAUSE 2.2(d)(iii)




     (A) The Issuer fails to pay for a period of seven (7) Business Days any amount of principal of the Class A Notes of any series when such payment ought to have been paid in accordance with the conditions or the issuer fails to pay for a period of fifteen (15) Business Days any amount of interest on the Class A Notes of any series when such payment ought to have been paid in accordance with the conditions; or

     (B) the Issuer fails to perform or observe any of its other obligations under the Class A Notes of any series, the Issuer Trust Deed, the Issuer Deed of Charge or any other Transaction Document, and (except where the Note Trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 30 days after the Note Trustee has given notice of it to the Issuer requiring the same to be remedied; and the Note Trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the holders of the Class A Notes of such Series; or

     (C) except for the purposes of an amalgamation or restructuring as described in paragraph (D), the Issuer ceases or threatens to cease carrying on all or a substantial part of the Issuer's business or the Issuer is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

     (D) an order is made or an effective resolution is passed for the Issuer's winding up except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the Note Trustee in writing or by an Extraordinary Resolution (as defined in the Issuer Trust Deed) of the Holders of the Class A Notes; or

     (E) proceedings are otherwise initiated against the Issuer under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition or the making of an application for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the Note Trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an administrator in relation to the Issuer or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to the Issuer or in relation to the whole or any substantial part of the undertaking or assets of the Issuer, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the Issuer, or a distress, execution, diligence or other process is levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Issuer and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or the Issuer initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of the Issuer's indebtedness, including without limitation, the filing of documents with the court; or

     (F) if a Funding 2 Intercompany Loan Enforcement Notice is served in respect of any Funding 2 Intercompany Loan Agreement while the Class A Notes of any Series are outstanding.

Terms used in this Schedule 4 and not otherwise defined shall bear the meanings given to them in the Terms and Conditions of the Class A Notes.